                          AGREEMENT AND PLAN OF MERGER

                            Dated as of May 14, 2000

                                     between

                           UniCredito Italiano S.p.A.

                                       and

                             The Pioneer Group, Inc.

                               TABLE OF CONTENTS

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                                                                                                                PAGE

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ARTICLE 1 THE MERGER..............................................................................................1

   1.1   THE MERGER...............................................................................................1
   1.2   EFFECT OF THE MERGER.....................................................................................2
   1.3   CONSUMMATION OF THE MERGER...............................................................................2
   1.4   CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS............................................2
   1.5   CONVERSION OF SECURITIES.................................................................................3
   1.6   COMPANY STOCK OPTIONS AND PLANS..........................................................................4
   1.7   EXCHANGE OF CERTIFICATES.................................................................................4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER..........................................6

   2.1   ORGANIZATION AND QUALIFICATION...........................................................................6
   2.2   AUTHORITY................................................................................................6
   2.3   COMPLIANCE...............................................................................................7
   2.4   COMMISSION FILINGS.......................................................................................8
   2.5   BROKER'S FEES............................................................................................9
   2.6   FINANCING................................................................................................9
   2.7   LITIGATION...............................................................................................9
   2.8   PARENT'S KNOWLEDGE.......................................................................................9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................9

   3.1   ORGANIZATION AND QUALIFICATION...........................................................................9
   3.2   SUBSIDIARIES............................................................................................10
   3.3   CAPITALIZATION..........................................................................................10
   3.4   AUTHORITY...............................................................................................11
   3.5   COMPLIANCE..............................................................................................12
   3.6   COMMISSION FILINGS......................................................................................13
   3.7   LITIGATION..............................................................................................14
   3.8   CHANGES.................................................................................................14
   3.9   TRANSACTIONS WITH AFFILIATES............................................................................14
   3.10     ENVIRONMENTAL MATTERS................................................................................14
   3.11     EMPLOYEE BENEFITS AND CONTRACTS......................................................................15
   3.12     REAL PROPERTY AND LEASES; LIENS ON ASSETS............................................................17
   3.13     TAXES................................................................................................17
   3.14     COMPLIANCE WITH LAWS; PERMITS........................................................................18
   3.15     INTELLECTUAL PROPERTY................................................................................19
   3.16     NO UNDISCLOSED MATERIAL LIABILITIES..................................................................19
   3.17     FAIRNESS OPINION, BROKERS............................................................................19
   3.18     INVESTMENT ADVISORY ACTIVITIES.......................................................................20
   3.19     REGISTERED INVESTMENT COMPANIES......................................................................21
   3.20     NON-REGISTERED FUNDS.................................................................................24
   3.21     MATERIAL CONTRACTS...................................................................................25
   3.22     INSURANCE............................................................................................26
   3.23     STATE TAKEOVER STATUTES..............................................................................26
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   3.24     VOTE REQUIRED........................................................................................26
   3.25     HARBOR GLOBAL........................................................................................27
   3.26     BANK OF ITALY REQUIREMENTS...........................................................................27
   3.27     COMPANY'S KNOWLEDGE..................................................................................28
   3.28     SCHEDULES AND EXHIBITS...............................................................................28
   3.29     NO IMPLIED REPRESENTATION............................................................................28

ARTICLE 4 CONDUCT OF BUSINESS....................................................................................28

   4.1   CONDUCT PRIOR TO EFFECTIVE TIME.........................................................................28
   4.2   COMMISSION FILINGS......................................................................................31
   4.3   APPROVAL OF NEW FUND CONTRACTS..........................................................................31

ARTICLE 5 ADDITIONAL AGREEMENTS..................................................................................31

   5.1   PREPARATION OF PROXY STATEMENT..........................................................................31
   5.2   DISPOSITION OF THE SHARES...............................................................................32
   5.3   FEES AND EXPENSES.......................................................................................32
   5.4   ADDITIONAL AGREEMENTS...................................................................................33
   5.5   NO SOLICITATION.........................................................................................33
   5.6   NOTIFICATION OF CERTAIN MATTERS.........................................................................35
   5.7   ACCESS TO INFORMATION...................................................................................35
   5.8   INDEMNIFICATION AND INSURANCE...........................................................................35
   5.9   FAIR PRICE STRUCTURE....................................................................................36
   5.10     CERTAIN POST-CLOSING FUND MATTERS....................................................................36
   5.11     SEVERANCE AGREEMENTS.................................................................................36
   5.12     PARENT GUARANTY......................................................................................36
   5.13     CONTINUATION OF EMPLOYMENT...........................................................................37
   5.14     INCORPORATION OF THE PURCHASER.......................................................................37

ARTICLE 6 CONDITIONS.............................................................................................37

   6.1   CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.............................................37
   6.2   CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER............................................38
   6.3   CONDITIONS TO OBLIGATION OF THE PARENT AND THE PURCHASER TO EFFECT THE MERGER...........................39

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER......................................................................40

   7.1   TERMINATION.............................................................................................40
   7.2   EFFECT OF TERMINATION...................................................................................41
   7.3   AMENDMENT...............................................................................................41
   7.4   WAIVER..................................................................................................41
   7.5   EXPENSES; TERMINATION FEE...............................................................................41

ARTICLE 8 HARBOR GLOBAL..........................................................................................42

   8.1   FORMATION OF HARBOR GLOBAL..............................................................................42
   8.2   CERTAIN AGREEMENTS WITH RESPECT TO HARBOR GLOBAL........................................................42
   8.3   DISTRIBUTION OF THE HARBOR GLOBAL INTERESTS.............................................................43

ARTICLE 9 GENERAL PROVISIONS.....................................................................................43

   9.1   CLOSING.................................................................................................43
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                                      (ii)

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   9.2   PUBLICITY...............................................................................................43
   9.3   NOTICES.................................................................................................43
   9.4   INTERPRETATION..........................................................................................45
   9.5   REPRESENTATIONS AND WARRANTIES; ETC.....................................................................45
   9.6   MISCELLANEOUS...........................................................................................45
   9.7   VALIDITY................................................................................................46

Disclosure Schedule
Exhibit A - Distribution Agreement
Exhibit B - Tax Separation Agreement


                                     (iii)

                             TABLE OF DEFINED TERMS

Acquisition Proposals........................................................5.5
Administration Agreement....................................................3.19
Agreement................................................................Recital
Applicable Laws...........................................................2.3(b)
Assets......................................................................3.12
Balance Sheet...............................................................3.12
BHCA.........................................................................2.3
Business Employees..........................................................5.13
Cash Consideration...........................................................1.5
CERCLA......................................................................3.10
Certificate of Merger........................................................1.3
Certificates.................................................................1.7
Client Contracts............................................................3.18
Closing......................................................................9.1
Closing Date.................................................................9.1
Code.........................................................................1.7
Commission...................................................................2.4
Commission Filings...........................................................3.6
Company..................................................................Recital
Company Material Adverse Effect .............................................3.1
Company Stockholder Approval.................................................6.1
Company Stockholders' Meeting................................................5.1
Continuing Subsidiaries......................................................3.2
Deferred Compensation Shares.................................................1.5
Delaware Law.................................................................1.1
Designated Assets............................................................1.1
Disclosure Schedule....................................................Article 3
Dissenting Shares............................................................1.5
Distribution.................................................................8.2
Distribution Agreement.......................................................8.1
EC Regulation................................................................2.3
Effective Time...............................................................1.3
Encumbrances................................................................3.12
Environmental Law...........................................................3.10
ERISA.......................................................................3.11
ESPP.........................................................................3.3
Exchange Act.................................................................2.3
Fee..........................................................................7.5
Financial Advisors..........................................................3.17
Funds.......................................................................3.18
Fund Annual Financial Statements............................................3.19
Fund Approvals...............................................................4.3
Fund Financial Statements...................................................3.19


                                     (iii)

Fund Interim Financial Statements...........................................3.19
Fund Material Adverse Effect................................................3.19
Fund Stockholders...........................................................3.19
Fund Tax Returns............................................................3.19
Funds.......................................................................3.18
Governmental Entity.........................................................3.10
Harbor Global................................................................8.1
Harbor Global Entities......................................................3.25
Harbor Global Interests......................................................8.2
Hart-Scott-Rodino Act........................................................2.3
Indemnified Parties..........................................................5.8
Intellectual Property.......................................................3.15
Investment Advisers Act......................................................2.3
Investment Company Act.......................................................2.3
Leases......................................................................3.12
Management Stockholders..................................................Recital
Material Contracts..........................................................3.21
Materials of Environmental Concern..........................................3.10
Merger...................................................................Recital
NASD.........................................................................2.3
Non-Fund Clients............................................................3.18
Non-Registered Funds........................................................3.18
Non-Registered Funds Annual Financial Statements............................3.20
Non-Registered Funds Financial Statements...................................3.20
Non-Registered Funds Interim Financial Statements...........................3.20
open taxable years..........................................................3.19
Options......................................................................3.3
Parent...................................................................Recital
Payment Agent................................................................1.7
Payment Fund.................................................................1.7
PFD.........................................................................3.19
PIM.........................................................................3.18
Plans........................................................................3.3
Proxy Statement..............................................................2.4
PSC.........................................................................3.19
Purchaser................................................................Recital
Qualified Acquisition Proposal...............................................5.5
Qualified Commercial Bank....................................................1.7
Reports.....................................................................3.19
Securities Act...............................................................2.3
Services Agreement..........................................................3.19
Shares.......................................................................1.5
Stockholders.................................................................1.5
Subsequent Action............................................................5.5


                                      (iv)

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Subsequent Sale..............................................................7.5
Subsidiaries.................................................................3.2
Surviving Corporation........................................................1.1
Tax Returns.................................................................3.14
Tax Separation Agreement.....................................................8.1
Terminating Company Breach...................................................7.1
Terminating Parent Breach....................................................7.1
Third Party..................................................................5.5
Trustee Materials............................................................4.3
Underwriting Agreement......................................................3.19
12b-1 Plan..................................................................3.19
1997 Plan....................................................................3.3
1988 Plan....................................................................3.3


                                      (v)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 14, 2000, is between UniCredito Italiano S.p.A., a corporation organized under the laws of the Republic of Italy (the "Parent"), and The Pioneer Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

                                   BACKGROUND

         A. The respective Boards of Directors of the Parent and the Company have each duly approved the merger of a corporation to be organized under the laws of the State of Delaware and to be a wholly owned subsidiary of the Parent (the "Purchaser") with and into the Company on the terms and subject to the conditions of this Agreement (the "Merger") and the Board of Directors of the Company has resolved to recommend approval of the Merger by the Stockholders.

         B. In addition to receiving the Cash Consideration provided for in this Agreement, the Stockholders are receiving Harbor Global Interests in connection with the Merger.

         C. The respective Boards of Directors of the Parent and the Company have each duly approved all of the other transactions contemplated by this Agreement.

         D. In order to induce Parent to enter into this Agreement, certain Stockholders who are executive officers of the Company (the "Management Stockholders") and the Parent have simultaneously herewith entered into voting agreements, whereby such Management Stockholders have agreed, among other things, to vote in favor of this Agreement, the Merger and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parent, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

               1.1 THE MERGER. (a) At the Effective Time (as hereinafter defined), in accordance with this Agreement and the General Corporation Law of the State of Delaware ("Delaware Law"), the Purchaser shall be merged with and into the Company, the separate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation. Notwithstanding the foregoing, the Parent may elect, prior to the Merger, instead of merging Purchaser with and into the Company, as provided above, to merge the Company with and into the Purchaser; provided, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement, and no closing condition contained herein shall be deemed not satisfied, solely by reason of such election. The Company (or in the case of an election by the Parent pursuant to the immediately preceding sentence, the Purchaser) is hereinafter sometimes referred to as the "Surviving Corporation."

                    (b) Notwithstanding anything in the Agreement to the contrary, the Parent may identify certain assets owned by the Company (including stock of the Continuing Subsidiaries) or assets owned by the Continuing Subsidiaries (the "Designated Assets") that the Parent desires to purchase directly, or that the Parent desires one of its affiliates to purchase. In such event, the Company and the Parent (or such affiliate of the Parent) shall negotiate in good faith a purchase and sale agreement with respect to the Designated Assets; PROVIDED, HOWEVER, that the Company shall be under no obligation to enter into any such agreement. Any purchase and sale agreement with respect to the Designated Assets shall close simultaneously with the Effective Time, on such terms (including appropriate indemnities provided by the Parent for liabilities arising from such sale) arrived at between the parties in good faith. If the Parent so directs, the net proceeds from such sale of assets shall be used as part of the Cash Consideration and will reduce the other Cash Consideration provided by the Parent such that the Stockholders shall receive the same aggregate Cash Consideration provided for herein as if the Parent had not so directed the use of such net proceeds.

                1.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware and the Merger shall have the effects set forth in Section 251 of the Delaware Law.

                1.3 CONSUMMATION OF THE MERGER. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 6 hereof, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Delaware a Certificate of Merger (the "Certificate of Merger") in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the Delaware Law, and shall make all other filings and recordings required by the Delaware Law in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with the Secretary of the State of the State of Delaware in accordance with the relevant provisions of the Delaware Law (or at such later time, which shall be as soon as reasonably practicable, specified as the effective time in the Certificate of Merger). The term "Effective Time" shall mean the date and time of the filing of the Certificate of Merger with the Secretary of the State of the State of Delaware (or such later time, which shall be as soon as reasonably practicable, as may be specified in the Certificate of Merger).

                1.4 CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. The Certificate of Incorporation and By-laws of the Purchaser as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter amended as provided under the Delaware Law, except that (1) the name of the corporation set forth therein shall be changed to the name of the Company and (2) the identity of the incorporator set forth in the Certificate of Incorporation shall be deleted. The directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until such time as changed in accordance with the provisions of Delaware Law and the By-laws of the Surviving Corporation or until their successors are duly elected and qualified.

                1.5 CONVERSION OF SECURITIES.

                    (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

                        (i) subject to Section 1.5(b), (A) each share of the
            Company's common stock, par value $0.10 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to clause (ii) below and any Dissenting Shares (as defined below)) and (B) the 35,958 Shares held in the treasury pursuant to a deferred compensation arrangement (the "Deferred Compensation Shares"), which on or prior to the Effective Time shall for purposes of this Agreement be deemed to be held by the beneficiary of said deferred compensation arrangement, shall in the case of clauses (A) and (B) be cancelled and extinguished or retired and be converted into and become a right to receive $43.50 in cash per Share without any interest thereon (the "Cash Consideration");

                        (ii) each Share held in the treasury of the Company
            (other than as provided in clause (i)(B) above) and each Share that is issued and outstanding immediately prior to the Effective Time and owned by the Parent, the Purchaser or the Company or any direct or indirect subsidiary of the Parent, the Purchaser or the Company, shall be cancelled and retired, and no payment shall be made with respect thereto; and

                        (iii) each share of the Purchaser's capital stock issued
            and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.


                    (b) Notwithstanding Section 1.5(a), Shares outstanding immediately prior to the Effective Time and held by a holder who, acting in accordance with Section 262 of Delaware Law, (A) prior to the meeting at which the Company's stockholders (the "Stockholders") vote to approve the Merger, has delivered to the Company written notice of such holder's intention to demand payment for his Shares if the Merger is effectuated and (B) has not voted in favor of the Merger ("Dissenting Shares"), shall not be converted into a right to receive the Cash Consideration, unless such holder withdraws or otherwise loses his right to demand payment for his Shares. If, after the Effective Time, such holder withdraws or loses his right to demand payment for his Shares, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Cash Consideration payable in respect of such Shares pursuant to Section 1.5(a)(i).

                    (c) The Company shall give the Parent and the Purchaser prompt notice of any demands for payment, or notices of intent to demand payment, received by the Company with respect to Shares in accordance with
Section 262 of Delaware Law, and the Parent and the Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Parent and the Purchaser or as otherwise required by law or pursuant to a final order of a court of competent jurisdiction, make any payment with respect to, or settle, or offer to settle, any such demands.

                1.6 COMPANY STOCK OPTIONS AND PLANS. The Company shall take all actions necessary to ensure that (a) all Options (as defined in Section 3.3 below) outstanding under the Plans (as defined in Section 3.3 below), to the extent not exercised prior to the Effective Time, shall, if not currently vested, be fully vested immediately prior to the Effective Time and shall terminate and be cancelled as of the Effective Time and in consideration thereof each holder shall receive from the Purchaser, as soon as practicable following the Effective Time, a cash payment equal to the excess of the Cash Consideration (if any) over the per share exercise price of such Option, multiplied by the number of shares subject to such Option (as the case may be), and thereafter such Options shall be of no further force or effect, (b) all restricted common stock granted under any Plan shall, if not currently vested, be fully vested immediately prior to the Effective Time and (c) all Plans shall terminate as of the Effective Time. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements.

                1.7 EXCHANGE OF CERTIFICATES.

                    (a) From and after the Effective Time, a bank or trust company to be designated by the Parent or the Purchaser and consented to by the Company (such consent not to be unreasonably withheld, delayed or conditioned) (the "Payment Agent") shall act as payment agent in effecting the exchange, for the Cash Consideration multiplied by the number of Shares formerly represented thereby, of certificates (the "Certificates") that, prior to the Effective Time, represented Shares entitled to payment pursuant to Section 1.5(a)(i). From time to time, the Parent shall, or shall cause the Purchaser to, deposit with the Payment Agent in trust for the benefit of the holders of Certificates, such amount of the Cash Consideration in immediately available funds needed to pay promptly for surrendered Shares as provided in this Section 1.7 (the "Payment Fund"). Promptly after the Effective Time (but in any event within two business days thereof), the Payment Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a form of letter of transmittal (in form and substance reasonably satisfactory to the Parent) and instructions for use in surrendering such Certificates and receiving the Cash Consideration therefor. Upon the surrender of each such Certificate together with a duly completed and executed letter of transmittal, the Payment Agent shall pay the holder of such Certificate the Cash Consideration multiplied by the number of Shares formerly represented by such Certificate, without any interest thereon, in exchange therefor, and such Certificate shall forthwith be cancelled. Delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Payment Agent, and the letter of transmittal shall so reflect. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares held by the Parent, the Purchaser or the Company or any direct or indirect subsidiary of the Parent, the Purchaser or the Company or Dissenting Shares) shall represent solely the right to receive the Cash Consideration multiplied by the number of Shares represented by such Certificate, without any interest thereon. If any cash is to be paid to a person other than the holder in whose name the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment that the person requesting such payment shall pay to the Payment Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the

Payment Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Payment Agent nor any party hereto shall be liable to a holder of Shares for any Cash Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                    (b) To the extent not immediately required for payment for surrendered Shares as provided in Section 1.7(a), the Payment Fund shall be invested by the Payment Agent, as directed by the Parent (so long as such directions do not impair the rights of holders of Shares), in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group, or certificates of deposit issued by a commercial bank having at least $300,000,000 in assets (a "Qualified Commercial Bank"); and any net earnings with respect thereto shall be paid to the Parent as and when requested by the Parent.

                    (c) The Payment Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 1.5(a)(i) out of the Payment Fund. Promptly following the date that is nine months after the Effective Time, the Payment Agent shall deliver to the Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Payment Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation or the Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Cash Consideration, without any interest thereon but shall have no greater rights against the Surviving Corporation or the Parent than may be accorded to general creditors of the Surviving Corporation or the Parent under applicable law.

                    (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Payment Agent, they shall be cancelled and exchanged for the Cash Consideration, as provided in this Article 1, subject to applicable law in the case of Dissenting Shares.

                    (e) From and after the Effective Time, holders of certificates theretofore evidencing Shares shall cease to have any rights as Stockholders, except as provided herein or by law. After the Effective Time, the Surviving Corporation shall be entitled to cause the Shares to be delisted from the Nasdaq Stock Market(R).

                    (f) Each of the Surviving Corporation and the Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law (other than any such tax that may arise due to the status of the Parent as a non-U.S. corporation). To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be, and shall promptly be paid by the Parent or the Purchaser, as the case may be, to the applicable taxing authority.

                    (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such commercially reasonable amount and on such commercially reasonable terms as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Parent shall issue in exchange for such lost, stolen or destroyed Certificate, the Cash Consideration.

                    (h) Except for the distribution of shares of Harbor Global contemplated by Article 8, the Cash Consideration shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change in the Shares that shall be effective or be authorized after the date of this Agreement and prior to the Effective Time.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND THE PURCHASER

         The Parent represents and warrants to the Company as of the date hereof and, as of the Closing Date, the Parent and the Purchaser each represents and warrants to the Company as follows:

                2.1 ORGANIZATION AND QUALIFICATION. The Parent is and the Purchaser on the Closing Date will be an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has or, with respect to the Purchaser, shall have all requisite power to carry on its business as now conducted or contemplated to be conducted. The Parent is and the Purchaser on the Closing Date will be duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, materially impair the ability of the Parent and the Purchaser to perform their obligations hereunder.

                2.2 AUTHORITY. The Parent has the requisite corporate power and authority to enter into this Agreement. The Parent has and the Purchaser on the Closing Date will have the requisite corporate power to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and the consummation by the Parent and the Purchaser of the transactions contemplated hereby have been, in the case of the Parent, and will be, in the case of the Purchaser, duly authorized by the respective Boards of Directors of the Parent (including as sole stockholder of the Purchaser) and the Purchaser and no other corporate proceedings on the part of the Parent are or, in the case of the Purchaser will be, necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

                2.3 COMPLIANCE.

                    (a) Neither the execution and delivery of this Agreement by the Parent nor the consummation by the Parent and the Purchaser of the transactions contemplated hereby nor compliance by the Parent and the Purchaser with any of the provisions hereof will (i)(x) violate, conflict with or result in a breach of any provision of the charter documents or by-laws of the Parent or the Purchaser or (y) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Parent or the Purchaser or any other direct or indirect subsidiary of the Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Parent or the Purchaser is a party, or to which any of them, or any of their respective properties or assets, may be subject, or (ii) subject to the exceptions and compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Purchaser or any of their respective properties or assets; except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that, individually or in the aggregate, would not materially impair the ability of the Parent and the Purchaser to perform their obligations hereunder.

                    (b) Other than in connection with or in compliance with the provisions of Delaware Law, the U.S. Securities Act of 1933, as amended (the "Securities Act"), the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), the U.S. Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"), the "takeover" or "blue sky" laws of various states, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "Hart-Scott-Rodino Act"), Regulation (EC) No. 4054189, as amended, of the Council of the European Union or any other national antitrust regulation applicable in Europe (the "EC Regulation"), the Bank Holding Company Act of 1956, as amended by the Gramm-Leach-Bliley Act of 1999 (the "BHCA"), the rules and regulations of the Board of Governors of the Federal Reserve System, the rules and regulations of the Bank of Italy, and the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") (each of such laws, rules or regulations being referred to as the "Applicable Laws"), no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority or any governmental or non-governmental self-regulatory organization or agency is necessary for the consummation by the Parent or the Purchaser of the transactions contemplated by this Agreement, unless the failure to give such notices, make such filings, or obtain such authorizations, consents or approvals would, individually or in the aggregate, not materially impair the ability of the Parent and the Purchaser to perform their obligations hereunder.

                    (c) As of the Effective Time, neither the Parent nor the Purchaser nor any other person "associated" (as defined under the Investment Advisers Act) with the Parent or the Purchaser is subject to disqualification pursuant to Section 203(e) of the Investment Advisers Act or to serve as an investment adviser or as an associated person to a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or subject to disqualification to serve as a broker-dealer under Section 15 of the Exchange Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Investment Advisers Act unless in each case the Parent has received exemptive relief from the Commission with respect to such disqualification. As of the Effective Time, neither the Parent nor the Purchaser nor any "affiliated person" (as defined under the Investment Company Act) thereof is subject to disqualification as an investment adviser or any other capacity contemplated by the Investment Company Act for any investment company under Section 9(a) of the Investment Company Act unless in each case the Parent has received exemptive relief from the Commission with respect to such disqualification.

                2.4 COMMISSION FILINGS.

                    (a) The information supplied by the Parent or the Purchaser for inclusion in the proxy statement of the Company to be mailed to the Stockholders in connection with their approval of the Merger (the "Proxy Statement"), on the date the Proxy Statement is filed with the Securities and Exchange Commission (the "Commission"), on the date the Proxy Statement is first sent or given to security holders, and on the date of the meeting of the Stockholders, will comply in all material respects with the provisions of applicable U.S. federal securities laws and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent agrees to provide in writing all information concerning the Parent and its affiliates required to be included in the Proxy Statement under the Exchange Act and the rules and regulations thereunder. The Parent agrees promptly to correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect.

                    (b) The information supplied by the Parent or the Purchaser for inclusion in each of the proxy solicitation materials to be distributed to the shareholders of each Fund (as defined in Section 3.18) will include all disclosures of information regarding the Parent and the Purchaser as is necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act, Section 20 of the Investment Company Act and the rules and regulations thereunder and such information shall not contain (at the time such information is distributed) any untrue statements of a material fact or omit to state a material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading. The Parent agrees to provide in writing all information concerning the Parent and its affiliates required to be included in a Fund's proxy statement under the Exchange Act, the Investment Company Act or the rules and regulations thereunder. The Parent agrees to promptly correct such information if and to the extent that the information regarding the Parent and its affiliates in a Fund's proxy statement becomes false or misleading in any material respect.

                2.5 BROKER'S FEES. Except for Morgan Stanley & Co. Incorporated, no agent, broker, person or firm acting on behalf of the Parent or the Purchaser is or will be entitled to any advisory, commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein.

                2.6 FINANCING. The Parent has, and at the Effective Time the Parent and the Purchaser will have, funds and financing arrangements available to them sufficient to provide the funds necessary to consummate the Merger and to fulfill their obligations hereunder.

                2.7 LITIGATION. There is no suit, action or legal, administrative, arbitration or order, proceeding or governmental investigation pending or, to the knowledge of the Parent, threatened, to which the Parent or the Purchaser is a party which, considered individually or in the aggregate, is reasonably likely to materially adversely affect the Parent's or the Purchaser's ability to perform its obligations under this Agreement.

                2.8 PARENT'S KNOWLEDGE. For purposes of this Agreement and all certificates and other documents delivered in connection herewith, the term "Parent's knowledge" or "Parent's best knowledge" or similar phrases shall mean the knowledge of each member of the board of directors of the Parent and Pietro Modiano (Head of Finance of the Parent), which shall be deemed to include the knowledge that such person would have had if he or she had made reasonable inquiry.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Parent and the Purchaser, except as set forth on a disclosure schedule previously delivered to the Parent (the "Disclosure Schedule") with respect to any representation or warranty set forth below, as of the date hereof and as of the Closing Date as follows:

                3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). Copies of the Certificate of Incorporation and By-Laws of the Company have heretofore been delivered to the Parent and the Purchaser and such copies are accurate and complete as of the date hereof. For purposes of this Agreement, "Company Material Adverse Effect" shall mean any change, effect or circumstance that is materially adverse to the assets, the financial condition, business or operations of the Company and its Subsidiaries (as defined in Section 3.2) taken as a whole (other than changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the mutual fund industry); provided, that (i) Company Material Adverse Effect shall not include any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement other than the Distribution and (ii) any adverse change in the Company's stock price shall not be taken into account in determining whether there has been a Company Material Adverse Effect.

                3.2 SUBSIDIARIES. The only direct or indirect subsidiaries of the Company (the "Subsidiaries") are those named in Exhibit 21 to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999 as filed with the Commission and heretofore delivered to the Parent or as otherwise set forth in the Disclosure Schedule or the Commission Filings (as defined in Section 3.6). The term "Continuing Subsidiary" shall mean any Subsidiary of the Company that is not being transferred to Harbor Global in accordance with
Article 8 of this Agreement and pursuant to the Distribution Agreement.

         No securities of any of the Continuing Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Continuing Subsidiary. There are no contracts, commitments, understandings or arrangements by which any Continuing Subsidiary is bound to issue additional shares or purchase shares of its capital stock (or its equivalent) or securities convertible into or exchangeable for such shares or similar interests and there are no agreements or understandings to which the Company or any of its Continuous Subsidiaries is a party with respect to voting the capital stock (or its equivalent) of any Subsidiary. All of such shares or similar interests so owned by the Company are validly issued, fully paid and non-assessable and are owned by the Company free and clear of any claim, lien, encumbrance or agreement of any kind with respect thereto.

         Each Continuing Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted. Each Continuing Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Copies of the charter documents and by-laws of each Continuing Subsidiary have heretofore been made available to the Parent and are accurate and complete as of the date hereof.

         Except as disclosed in Section 3.2 of the Disclosure Schedule or the Commission Filings filed prior to the date hereof, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any other corporation, partnership, joint venture or other business association or entity.

                3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $0.10 par value. As of the date of this Agreement:

                        (i) 26,806,500 Shares were validly issued and
            outstanding, fully paid and nonassessable;

                        (ii) 36,195 Shares were held in the treasury of the
            Company, which includes the Deferred Compensation Shares;

                        (iii) 2,275,000 Shares were reserved for issuance
            pursuant to outstanding Options heretofore granted under the Company's 1997 Stock Incentive Plan (the "1997 Plan") and 1988 Stock Option Plan (the "1988 Plan); and

                        (iv) 500,000 Shares were reserved for issuance pursuant
            to the Company's 1995 Employee Stock Purchase Plan (the "ESPP" and collectively with the 1997 Plan, the Company's 1995 Restricted Stock Plan and the 1988 Plan (the "Plans").

         Of the shares of restricted common stock issued by the Company under the 1997 Plan and the 1995 Restricted Stock Plan, 556,982 shares of which remain subject to restrictions as of the date of this Agreement. The options granted under the Plans are hereinafter referred to collectively as the "Options" and individually as an "Option." Accurate and complete copies of all of the Plans have heretofore been made available to the Parent and the Purchaser. Set forth in Section 3.3 of the Disclosure Schedule is a list of all individuals who, as of the date of this Agreement, had Options or restricted common stock pursuant to the Plans. Except as set forth above in this Section 3.3, there are no other shares of capital stock or other securities of the Company outstanding and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance, transfer or sale of any shares of capital stock or other securities of the Company or any securities or rights convertible into or exchangeable or exercisable for any such shares or securities, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Continuing Subsidiaries is or may become bound to issue additional shares of their capital stock or options, warrants or rights to purchase or acquire any additional shares of their capital stock or securities convertible into or exchangeable or exercisable for any such shares. To the best of the Company's knowledge, none of the Shares is subject to any voting trust, transfer restrictions or other similar arrangements, except for vesting arrangements pursuant to agreements with the Company or restrictions on transfer imposed by the Securities Act and state securities laws.

                3.4 AUTHORITY.

                    (a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its Stockholders as set forth in
Section 6.1 of this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided that the Parties recognize that the Board of Directors of the Company has not taken on the date of this Agreement all actions necessary to establish and distribute the interests in Harbor Global as contemplated by Article 8, all of which shall have been taken prior to the Effective Time. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                    (b) The Company's Board of Directors have duly adopted resolutions (i) approving the Merger and this Agreement, and the transactions contemplated hereby, (ii) determining that each of the transactions contemplated by this Agreement, including the Merger, are fair to, advisable and in the best interests of the Stockholders, and (iii) recommending adoption and approval of the Merger pursuant to the Delaware Law by holders of Shares.

                3.5 COMPLIANCE.

                    (a) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof will (i) (x) violate, conflict with, or result in a breach of any provision of the charter or by-law of the Company or any of its Continuing Subsidiaries, or (y) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Continuing Subsidiaries, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, distribution agreement, joint venture agreement or any other agreement or instrument or obligation to which the Company or any of its Continuing Subsidiaries is a party or to which any of them or any of their respective properties or assets may be subject or (ii) subject to the exceptions and compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Continuing Subsidiaries or any of their respective properties or assets; except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and would not materially adversely affect the Company's ability to perform its obligations under this Agreement.

                    (b) Other than in connection with or in compliance with the provisions of Applicable Laws, authorizations, consents or approvals necessary in order to effect any deemed assignment of any agreement between the Company or any of its Continuing Subsidiaries and a Fund or other Client, under the Investment Company Act or the Investment Advisers Act, or as set forth in
Section 3.5 of the Disclosure Schedule, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority or any governmental or non-governmental self-regulatory organization or agency is necessary for the consummation by the Company of the transactions contemplated by this Agreement, unless the failure to give such notices, make such filings, or obtain such authorizations, consents or approvals would not, individually or in the aggregate, materially impair the ability of the

Company to perform its obligations hereunder and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                3.6 COMMISSION FILINGS.

                    (a) The Company and its Continuing Subsidiaries have filed with the Commission all required reports, schedules, forms, statements and other documents required to be filed under the Securities Act, the Exchange Act, the Investment Company Act and the Investment Advisers Act from January 1, 1998 through the date hereof. All documents (including exhibits) filed by the Company and its Continuing Subsidiaries with the Commission pursuant to the Securities Act, the Exchange Act, the Investment Company Act and/or the Investment Advisers Act since January 1, 1998 are referred to herein as the "Commission Filings." The Commission Filings (i) were prepared, in all material respects, in accordance with the applicable requirements of the Securities Act, the Exchange Act, the Investment Company Act and/or the Investment Advisers Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of material fact, (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (iv) in the event of subsequent modifications of the circumstances or the basis on which they had been made, were, to the extent required by the Securities Act, the Exchange Act, the Investment Company Act or the Investment Advisers Act, as the case may be, timely amended in order to make them not misleading in any material respects in the light of such new circumstances or basis.

                    (b) Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, any related notes or schedules) included in the Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes or schedules thereto, and fairly presented in all material respects the consolidated financial position of the Company and Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the absence of complete notes.

                    (c) The Proxy Statement and any written information provided by or on behalf of the Company which is included in the Proxy Statement, on the date the Proxy Statement is filed with the Commission, and on the date the Proxy Statement is first published, sent or given to security holders and on the date of the meeting of Stockholders, as the case may be, will comply in all material respects with the provisions of applicable federal securities laws and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made pursuant to this
Section 3.6(c) with respect to any written information provided by or on behalf of the Parent or the Purchaser for inclusion in the Proxy Statement. The Company agrees promptly to correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect (provided that, with respect to any false or misleading information provided by or on behalf of the Parent or the Purchaser for inclusion in the Proxy Statement, the Parent or the Purchaser shall have provided the Company with correct information) and the Company shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the Commission and mailed to the Stockholders to the extent required by the Exchange Act.

                3.7 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Continuing Subsidiaries, nor is the Company or any of its Continuing Subsidiaries subject to any order, judgment, writ, injunction or decree, except in either case for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not materially adversely affect the Company's ability to perform its obligations under this Agreement.

                3.8 CHANGES. Except as specifically set forth in this Agreement, in Section 3.8 of the Disclosure Schedule or as disclosed in the Commission Filings filed prior to the date hereof, since December 31, 1999 (a) the Company and its Continuing Subsidiaries, taken as a whole, have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice, (b) there has not been any event, change or effect which, individually or in the aggregate, has resulted in a Company Material Adverse Effect, and (c) neither the Company nor any of its Continuing Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.1(b), Section
8.2 or Section 8.3.

                3.9 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Commission Filings filed prior to the date hereof, since January 1, 1997, neither the Company nor any of its Continuing Subsidiaries has entered into any transaction with any current director or officer of the Company or any Continuing Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

                3.10 ENVIRONMENTAL MATTERS.

                    (a) The Company and the Continuing Subsidiaries have complied in all material respects with all applicable Environmental Laws (as defined below). There is no civil or criminal litigation, written notice of violation, administrative proceeding or investigation, inquiry or information request by any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") pending or, to the knowledge of the Company, threatened relating to any Environmental Law involving the Company or any of its Continuing Subsidiaries. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                    (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment by the Company or any of its Continuing Subsidiaries, or, to the knowledge of the Company, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or any of its Continuing Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. With respect to any such releases of Materials of Environmental Concern, the Company has given all notices required to be given by the Company or any of its Continuing Subsidiaries to Governmental Entities (copies of which have been provided to the Parent). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or any of its Continuing Subsidiaries that would, individually or in the aggregate, have a material impact on the real property or facilities owned, operated or controlled by the Company or any of its Subsidiaries. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery
Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                    (c) Section 3.10(c) of the Disclosure Schedule describes all environmental reports, investigations and audits conducted by or on behalf of the Company or any of its Continuing Subsidiaries or, to the knowledge of the Company, conducted by or on behalf of a third party (whether done at the initiative of the Company or any of its Continuing Subsidiaries or directed by a Governmental Entity or other third party) issued or conducted during the past five years relating to premises currently or previously owned or operated by the Company or any of its Continuing Subsidiaries. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Parent if in the possession or control of the Company.

(d) The Parties agree that the only representations and warranties of the Company herein as to any environmental matters are those contained in this
Section 3.10.

                3.11 EMPLOYEE BENEFITS AND CONTRACTS.

                    (a) Neither the Company nor any of its Continuing Subsidiaries is a party to any collective bargaining agreement.

                    (b) Section 3.11(b) of the Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Continuing Subsidiary is a party, with respect to which the Company or any Continuing Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Continuing Subsidiary for the benefit of any employee, officer or director or former employee, officer or director of the Company or any Continuing Subsidiary maintained by the Company or any Continuing Subsidiary. Each of such employee benefit plans complies in all material respects with all requirements of applicable law. No "prohibited transaction" (as such term is defined in ERISA) has occurred with respect to any such plan which will result in material liability to the Company.

                    (c) Neither the Company nor any affiliate thereof has ever maintained an employee benefit plan subject to Section 412 of the Code or Title IV of ERISA. Each employee benefit plan of the Company or any affiliate intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service confirming such qualification and nothing has occurred that would cause such qualified status to be jeopardized. Neither the Company nor any affiliate has ever had an obligation to contribute to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. There are no unfunded obligations under any employee benefit plan of the Company or any affiliate providing benefits after termination of employment to any employee, officer or director or former employee, officer or director, including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980(B) of the Code. Each employee benefit plan of the Company or any affiliate may be amended or terminated by the Company or such affiliate without the consent or approval of any other person. Except as set forth herein, there is no employee benefit plan, stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, or severance benefit plan of the Company or any affiliate, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement.

                    (d) Except for acceleration of vesting of Options and restricted common stock under the Plans, which the Company represents will not exceed $60,500,000 and $27,500,000, respectively, neither the Company nor any Subsidiary is obligated to make any parachute payment, as defined in Section 280G(b)(2) of the Code but without regard to Section 280G(b)(4) of the Code, nor will any parachute payment be deemed to have occurred as a result of or arising out of any of the transactions contemplated by this Agreement. Except for acceleration of vesting of Options and restricted common stock under the Plans, the Company has no contract, agreement, obligation or arrangement with any employee or other person, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by any change of control of the Company or the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement.

                3.12 REAL PROPERTY AND LEASES; LIENS ON ASSETS.

                    (a) The Company and its Continuing Subsidiaries have sufficient title to all their properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                    (b) The assets, including any real property in which the Company or any of its Continuing Subsidiaries has an interest, reflected in the balance sheet of the Company for the fiscal year ended December 31, 1999 included in the Company's Annual Report on Form 10-K (the "Balance Sheet") or acquired in the ordinary course of business since December 31, 1999 (the "Assets") (except those Assets sold or disposed of in the ordinary course of business for full and fair consideration), (i) are free and clear of all mortgages, security interests, pledges, liens and encumbrances (collectively, "Encumbrances") other than (A) as reflected in the Balance Sheet, (B) Encumbrances on assets which, individually or in the aggregate, are not material to the Company and its Continuing Subsidiaries, taken as a whole, and (C) liens for state and local property taxes not in arrears and liens arising by operation of law and (ii) are neither subject to any governmental decree or order to be sold nor are being condemned, expropriated or otherwise taken by any public authority with or without payment or compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                    (c) Section 3.12(c) of the Disclosure Schedule lists all leases of real property leased for the use or benefit of the Company or any Continuing Subsidiary to which the Company or any Continuing Subsidiary is a party, and all amendments and modifications thereto (the "Leases"). All Leases are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Continuing Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Continuing Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                3.13 TAXES.

                    (a) The Company and each Subsidiary have timely filed all material tax returns, statements, reports and forms required to be filed with any tax authority having jurisdiction over the Company or any Continuing Subsidiary (collectively, "Tax Returns") and have paid when due all taxes owed by the Company and any Subsidiary (whether or not shown on any such Tax Returns) to any such tax authority. There are no liens on any of the assets of the Company or any Continuing Subsidiary that arose in connection with any failure (or alleged failure) to pay any tax except for liens that would, individually or in the aggregate, not reasonably be expected to have a Company Material Adverse Effect.

                    (b) No dispute or claim concerning any tax liability of the Company or any Subsidiary has been claimed or raised by any authority in writing nor to the Company's knowledge, otherwise.

                    (c) Neither the Company nor any Continuing Subsidiary has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                    (d) Neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any Subsidiary has any liability for the taxes of any person (other than the Company and the Continuing Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                    (e) (i) For United States federal income tax purposes, neither the Company, nor any Subsidiary nor any Fund is expected to have any income reportable for a period ending after the Effective Time but attributable to a transaction, such as an installment sale, occurring in, or a change in method of accounting made for, a period ending on or prior to the Effective Time that resulted in a deferred reporting of income from such transaction or from such change in method of accounting (other than a deferred intercompany transaction); (ii) immediately after the Merger, neither the Company nor any Subsidiary will be a United States real property holding corporation within the meaning of Section 897(c)(3) of the Code; (iii) the Company has provided or made available to the Parent a copy of any tax-sharing or allocation agreement or arrangement involving the Company or any of its Continuing Subsidiaries or between a Harbor Global Entity and the Parent or any Continuing Subsidiary and a description of any such unwritten or informal agreement or arrangement; (iv) all Taxes required to be withheld, collected or deposited by the Company or any Subsidiary or Fund have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; (v) except for the transaction contemplated by this Agreement, neither the Company nor any Subsidiary has engaged in any "deferred intercompany transactions" within the meaning of Section 1.1502-13 of the regulations under the Code, and all "intercompany transactions" within the meaning of the same Section 1.1502-13 have been made on an arm's-length basis; (vi) none of the Continuing Subsidiaries has an "excess loss account," as defined in Section 1.1502-19 of the regulations under the Code, in the stock of any other corporation; and (vii) for all open taxable years, the Company and each Continuing Subsidiary and all Funds managed thereby are in compliance with respect to all backup withholding and information reporting requirements in the Code and the regulations thereunder, including, but not limited to all necessary due diligence mailings and the proper and timely filing of Forms W-3, and such Funds are similarly in compliance with all withholding and information reporting requirements of any state, local or foreign jurisdiction to which any of them may be subject, except in the case of clauses (iv) and (vii) for such instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                    (f) Notwithstanding anything in this Section 3.13 to the contrary, the Company shall not be deemed to have made any representation or warranty under this Section 3.13 with respect to any liability, obligation, action or failure to act for which the Company or a Continuing Subsidiary is indemnifiable under the Distribution Agreement or the Tax Separation Agreement.

                3.14 COMPLIANCE WITH LAWS; PERMITS. Neither the Company nor any Continuing Subsidiary (a) is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations (including any rules or regulations of any non-governmental self-regulatory organization or agency) or (b) since January 1, 1998, has received any notice from any non-governmental self-regulatory organization or agency, governmental body, agency, official or authority or any other person that either the Company or any Continuing Subsidiary is in violation of, or has violated, any applicable provisions of any material laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b) for violations or alleged violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Continuing Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not reasonably be expected to have a Company Material Adverse Effect.

                3.15 INTELLECTUAL PROPERTY. The Company, or a Continuing Subsidiary, owns or has all necessary rights to use each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright and other trade secret or proprietary intellectual property (collectively, "Intellectual Property") used in and material to their respective businesses, and none of the previous or current development, manufacture, marketing or distribution of products or services of or by the Company or any Continuing Subsidiary infringes the right of any other person, except for any such infringements that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Commission Filings filed prior to the date hereof, no other person is infringing the rights of the Company or any Continuing Subsidiary in any such Intellectual Property, except for any such infringements that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                3.16 NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the Commission Filings filed prior to the date hereof and except for liabilities not required by generally accepted accounting principles to be recorded on a balance sheet or liabilities arising since December 31, 1999 in the ordinary course of business as of the date hereof, there are no liabilities of the Company or any Continuing Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                3.17 FAIRNESS OPINION, BROKERS.

                    (a) The Company has received the oral opinion of Merrill Lynch & Co., Inc. and Salomon Smith Barney, Inc. (the "Financial Advisors") that, as of the date that such opinion was given, the Cash Consideration is fair to the Stockholders from a financial point of view.

                    (b) Except for the Financial Advisors, no agent, broker, person or firm acting on behalf of the Company is or will be entitled to any advisory commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein. Accurate and complete copies of all agreements between or among the Company and the Financial Advisors relating to such transactions have been provided to the Parent.

                3.18 INVESTMENT ADVISORY ACTIVITIES.

                    (a) Section 3.18(a) of the Disclosure Schedule contains a list, as of April 30, 2000, of (1) all of the investment companies registered under the Investment Company Act (the "Funds") for which Pioneer Investment Management, Inc. ("PIM") or any other Continuing Subsidiary acts as investment adviser, (2) each pooled investment fund for which PIM or any other Continuing Subsidiary acts as investment adviser and which is not required to register under the Investment Company Act ("Non-Registered Funds") and (3) any other investment advisory clients ("Non-Fund Clients") of PIM or any other Continuing Subsidiary of the Company, showing the aggregate amount of assets under management with the Company and its Continuing Subsidiaries as of such date.

                    (b) The Company has previously made available to the Parent copies of each investment advisory agreement with any of the Funds, Non-Registered Funds or Non-Fund Clients listed in Section 3.18(b) of the Disclosure Schedule (the "Client Contracts").

                    (c) Each Client Contract and any subsequent renewal has been duly authorized, executed and delivered by the applicable Continuing Subsidiary or the Company and is a valid and legally binding agreement, enforceable against such Continuing Subsidiary or the Company and, to the knowledge of the Company, each other party thereto, except (with respect to each such other party) as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

                    (d) None of the Continuing Subsidiaries is currently in default under any of the terms of any Client Contract other than defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                    (e) None of the Company, any of its Continuing Subsidiaries that are registered under the Investment Advisers Act or any other person "associated" (as defined under the Investment Advisers Act) with the Company or any of such Continuing Subsidiaries is subject to disqualification pursuant to
Section 203(e) of the Investment Advisers Act or to serve as an investment adviser or as an associated person to a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or subject to disqualification to serve as a broker-dealer under
Section 15 of the Exchange Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Investment Advisers Act. None of the Company, any of its Continuing Subsidiaries or any "affiliated person" (as defined under the Investment Company Act) thereof is subject to disqualification as an investment adviser or any other capacity contemplated by the Investment Company Act for any investment company under Section 9(a) of the Investment Company Act.

                    (f) PIM is registered as an investment adviser under the Investment Advisers Act. Pioneer Funds Distributor, Inc. ("PFD") is registered as a broker-dealer under the Exchange Act and is a member in good standing of the NASD. Pioneering Services Corporation

("PSC") is registered as a transfer agent under the Exchange Act. Pioneer Management (Ireland) Limited is registered as a transfer agent under the Exchange Act.

                    (g) PIM and each Fund have adopted a written code of ethics and a written policy regarding personal trading. Such code and policy currently comply, and have complied, in all material respects with Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder, and Section 204A of the Investment Advisers Act, as the case may be. To the knowledge of the Company, there has been no violation of PIM's code of ethics and personal trading policy that has not been reported to the Board of Trustees of the Funds and would constitute a fraud upon any of the Funds.

                3.19 REGISTERED INVESTMENT COMPANIES.

                    (a) Each Fund is, and at all times required under the Investment Company Act has been, duly registered with the Commission as an investment company under the Investment Company Act and has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

                    (b) The Company has made available to the Parent and the Purchaser copies of the (i) audited financial statements for each of the Funds for each of their respective fiscal years ended in 1999 (the "Fund Annual Financial Statements") and (ii) any audited or unaudited semi-annual financial statements for a Fund for its semi-annual period, if any, ended after the date of the Annual Financial Statements and on or prior to February 29, 2000 (the "Fund Interim Financial Statements" and, together with the Fund Annual Financial Statements, the "Fund Financial Statements"). Each Fund Financial Statement has been prepared in accordance with generally accepted accounting principles consistently applied by the Fund on a consistent basis, except as may be indicated therein or in the notes thereto, and fairly presents in all material respects the financial position and statement of net assets as of the date thereof and the results of operations for the period then ended, subject, in the case of the Fund Interim Financial Statements, to normal year-end adjustments and to the absence of complete notes. None of the Funds has incurred any obligation or liability (contingent or other) that, individually or in the aggregate, is or when accrued, would be, material to the financial condition or results of operations of such Fund, except as reflected in its Fund Financial Statements or as may be incurred in the ordinary course of its investment operations since the date of the Fund Interim Financial Statements and which would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect. For purposes of this Agreement, "Fund Material Adverse Effect" shall mean any change, effect or circumstance that is, or is reasonably likely to result in, liability to the Company or any of its Continuing Subsidiaries that would have a Company Material Adverse Effect or which would be materially adverse to the business or operations of the Funds and Non-Registered Funds, taken as a whole, other than changes that result from economic factors affecting the economy as a whole or the industry or geographical region in which the Fund or Non-Registered Fund invests, changes in the net assets of such Funds or Non-Registered Funds due to redemptions, changes in the market value of portfolio securities or changes that are the result of factors generally affecting the mutual fund industry.

                    (c) Each Client Contract with a Fund, the Administration Agreement among the Funds and PIM (the "Administration Agreement"), each Underwriting Agreement (the "Underwriting Agreement") between PFD and a Fund, and each agreement (the "Services Agreement") between PSC and a Fund, and any subsequent renewal of any such agreement, has been duly authorized, executed and delivered by PIM, PFD or PSC, as the case may be, and the Fund and is a valid and legally binding agreement, enforceable against PIM, PFD, PSC, as the case may be, and the Fund and, if applicable, has been adopted in compliance with
Section 12(b) or Section 15 of the Investment Company Act.

                    (d) Each current prospectus (which term, as used in this Agreement, shall include any related statement of additional information), as amended or supplemented, relating to each Fund has been supplied or made available to the Parent and the Purchaser. Each such prospectus, as amended or supplemented, is in substantial compliance with the requirements of the Securities Act and the Investment Company Act, and, where applicable, the rules of the NASD, except for such non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect. Each of the Funds has filed all prospectuses, financial statements, other forms, reports, sales literature, and advertising, and any other documents required to be filed with applicable Governmental Entities, and any amendments thereto (the "Reports"), the failure to file which would not, individually or in the aggregate, have a Fund Material Adverse Effect. The Reports have been prepared in accordance with the requirements of applicable law, except for such non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

                    (e) Except as set forth in the Fund Financial Statements or current prospectuses, none of the Client Contracts with a Fund, the Administration Agreement, the Underwriting Agreements or the Services Agreements contains any undertaking by PIM, PFD or PSC, as the case may be, to cap fees or to reimburse any or all fees thereunder.

                    (f) A copy of each distribution plan adopted by the Board of any Fund under Rule 12b-1 under the Investment Company Act ("12b-1 Plan") (or form of 12b-1 Plan adopted by similar series or classes of shares offered by a
Fund) has been made available to Parent; and all payments due since December 31, 1998 and prior to the most recently ended payment period under each distribution plan or principal underwriting agreement to which any Fund is a party have been made in compliance with the related 12b-1 Plan.

                    (g) Each of the proxy solicitation materials to be distributed to the shareholders of each Fund in connection with the approvals described in Section 4.3 will contain all information necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act, Section 20 of the Investment Company Act and the rules and regulations thereunder and such materials (except to the extent supplied by or related to Parent or its affiliates) will be complete in all material respects and will not contain (at the time such materials are distributed, filed or provided at the time of the relevant vote of the shareholders of each Fund in connection with the approvals described in Section 4.3) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

                    (h) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof will (i) (x) violate, conflict with, or result in a breach of any provision of the charter, by-laws or similar organizational documents of any of the Funds, or (y) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the Funds, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, distribution agreement, or joint venture agreement to which any of the Funds is a party or to which any of them or any of their respective properties or assets may be subject or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Funds or any of their respective properties or assets; except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

                    (i) Each of the Funds is governed by a board of trustees consisting of at least 50% of trustees who are not "interested persons" (as defined in the Investment Company Act) of such Fund.

                    (j) None of the Funds (a) is in violation of, or since January 1, 1998 has violated, any applicable provisions of any laws, statutes, ordinances or regulations (including any rules or regulations of any non-governmental self-regulatory organization or agency) or (b) has received any notice from any non-governmental self-regulatory organization or agency, governmental body, agency, official or authority or any other person that any Fund is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b) for violations or alleged violations which, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect. Without limiting the generality of the foregoing, none of the Funds has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Act, the Exchange Act, the Investment Company Act or any similar law of a non-U.S. jurisdiction. The Funds have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

                    (k) Each Fund has elected to qualify and, for all taxable years that a Continuing Subsidiary served as investment adviser and with respect to which the applicable statute of limitations (including any extensions) has not expired ("open taxable years"), has continuously qualified to be treated as a "regulated investment company" under Subchapter M of the Code and has continuously been eligible to compute, and has for each such taxable year computed, its federal income tax under Section 852 of the Code and has no earnings and profits accumulated in any taxable year that is not an open taxable year. At the Effective Time, all federal, state, local and foreign tax returns with respect to taxes for any taxable period for which the applicable statute of limitations (including any extensions) has not expired and during which a Continuing Subsidiary has served as investment adviser that were or are required to be filed on or before such date by or on behalf of a Fund ("Fund Tax Returns') were or shall have been timely filed and were or shall be complete and correct in all material respects and all federal and other taxes, including interest, penalties, and additions to tax, shown or required to be shown as due on such returns, shall have been paid or provided for. No such Fund Tax Return or other filing is currently under audit, no assessment has been asserted with respect to such Fund Tax Returns or other filings, and no requests for waivers of the time to make any such assessment are pending. None of the Funds is delinquent in the payment of any material tax, assessment, or governmental charge.

                    (l) There are no actions, suits, proceedings or investigations pending or to the best knowledge of the Company, threatened against any of the Funds, nor is any Fund subject to any order, judgment, writ, injunction or decree naming such Fund, except in either case for matters that, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

                    (m) The books and records of each Fund reflecting, among other things, the investment transactions undertaken on behalf of each Fund, the purchase and sale of shares of that Fund by its holders of shares of beneficial interests (collectively, "Fund Stockholders"), the number of issued and outstanding Fund shares owned by each Fund Stockholder, and the state or other jurisdiction in which those Fund shares were offered and sold, are, to the knowledge of the Company, complete and accurate in all respects, except for such omissions or errors which, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

                    (n) Each Fund has in full force and effect such insurance as is required by the Investment Company Act and has directors' and officers' and errors and omissions insurance policies. Copies of all insurance policies of the Funds have been made available to Parent. All premiums that are due and payable under such policies have been paid.

                    (o) Since December 31, 1999, there has not been any event, change or effect which, individually or in the aggregate, has resulted in a Fund Material Adverse Effect.

                3.20 NON-REGISTERED FUNDS.

                    (a) Each Non-Registered Fund has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

                    (b) The Company has made available to Parent copies of the audited financial statements for each of the Non-Registered Funds for each of their respective fiscal years ending in 1999 (the "Non-Registered Fund Annual Financial Statements") and, to the extent that the Company or any Continuing Subsidiary is contractually obligated to produce such financial statements, the unaudited financial statements for each of the Non-Registered Funds for each of their respective fiscal periods ended after the date of the Non-Registered Funds Annual Financial Statements and on or before February 29, 2000 (the "Non-Registered Fund Interim Financial Statements" and, together with the Non-Registered Fund Annual Financial Statements, the "Non-Registered Fund Financial Statements"). Each Non-Registered Fund Financial Statement has been prepared in accordance with such accounting principles as the Non-Registered Fund purports to comply in any report provided to the holders of the shares or other equity interests in the Non-Registered Funds. None of the Non-Registered Funds has incurred any obligation or liability (contingent or other) that, individually or in the aggregate, is or when accrued, would be, material to the financial condition or results of operations of such Non-Registered Fund, except (i) as reflected in its Non-Registered Fund Financial Statements, (ii) as may be incurred in the ordinary course of its investment operations since the date of the Non-Registered Fund Financial Statements, or (iii) which would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

                    (c) There are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against any of the Non-Registered Funds, nor is any Non-Registered Fund subject to any order, judgment, writ, injunction or decree naming such Non-Registered Fund, except in either case for matters that, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

                    (d) None of the Non-Registered Funds (a) is in violation of, or has since January 1, 1998 violated, any applicable provisions of any laws, statutes, ordinances or regulations (including any rules or regulations of any non-governmental self-regulatory organization or agency) or (b) has received any notice from any non-governmental self-regulatory organization or agency, governmental body, agency, official or authority or any other person that any Non-Registered Fund is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except in the case of clauses (a) and (b) for violations or alleged violations which, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect. Without limiting the generality of the foregoing, none of the Non-Registered Funds has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Act, the Exchange Act, the Investment Company Act or any similar law of a non-U.S. jurisdiction. The Non-Registered Funds have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

                3.21 MATERIAL CONTRACTS. Except as disclosed in the Commission Filings filed prior to the date hereof, as of the date hereof, neither the Company nor any of its Continuing Subsidiaries is a party to or bound by any written or oral contract:

                    (a) with respect to the employment of any directors or officers, other than noncompetition and confidentiality agreements with such persons and other than contracts terminable by the Company upon no more than 60 days' notice without penalty;

                    (b) that is a "material contract" of the Company (as is defined in Item 601(b)(10) of Regulation S-K of the Commission) to be performed after the date of this Agreement;

                    (c) that, after the Effective Time, will materially restrict the conduct of any line of business by the Company or its Continuing Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which it may lawfully engage;

                    (d) with a labor union (including any collective bargaining agreement); or

                    (e) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any Stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         All of the foregoing, together with the Client Contracts, Administration Agreement, Underwriting Agreements and Service Agreements, are collectively called "Material Contracts." To the extent Material Contracts are evidenced by documents, copies thereof have been delivered or made available to Parent. Section 3.23 of the Disclosure Schedule sets forth a description of the material terms of each Material Contract that has not been reduced to writing. Each Material Contract is in full force and effect and is enforceable against the Company or the applicable Continuing Subsidiary, as the case may be, in accordance with its terms, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There does not exist under any Material Contract any material default or condition or event that, after notice or lapse of time or both, would constitute a default on the part of the Company or its Continuing Subsidiary or, to the knowledge of the Company, on the part of any other parties to such Material Contracts except for such defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                3.22 INSURANCE. The Company and its Continuing Subsidiaries maintain policies of insurance on terms, and in amounts, that have previously been disclosed to the Parent.

                3.23 STATE TAKEOVER STATUTES. The Board of Directors of the Company has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of Delaware Law will not apply to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                3.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Merger.

                3.25 HARBOR GLOBAL.

                    (a) As of the Effective Time, shares of equity, intercompany obligations or similar equity or debt interests in the entities to be transferred to Harbor Global pursuant to the Distribution Agreement (the "Harbor Global Entities") and cash in an amount not to exceed $25 million (or such lesser number that is equal to $25 million minus the aggregate amount of the Company's obligations (but not obligations in connection with Options or restricted stock) to employees of Harbor Global under severance or termination agreements between such employees and the Company to the extent such obligations are not assumed by Harbor Global with the consent of such employees) will be the only assets that are owned, leased or licensed by Harbor Global which were previously owned, leased or licensed by the Company or any Continuing Subsidiary.

                    (b) Except as disclosed in Section 3.25(b) of the Disclosure Schedule or as set forth in Schedule 4.2(a) of the Distribution Agreement and except for such other liabilities as shall not exceed $35 million, Harbor Global has no liabilities of any kind whether accrued, contingent, absolute, determined, determinable or otherwise.

                    (c) Except as disclosed in Section 3.25(c) of the Disclosure Schedule and except for liabilities (but not in an amount in excess of $7.5 million) with respect to which the Company is indemnifiable by Harbor Global pursuant to the Distribution Agreement or has obtained a release therefrom, none of the Company or any of its Continuing Subsidiaries is liable (whether on a contingent, determinable or other basis) for any liabilities of any kind (whether accrued, contingent, absolute, determined, determinable or otherwise) of the Harbor Global Entities, including, without limitation, pursuant to any indemnification arrangement, capital commitment or guarantee.

                    (d) Section 3.25(d) of the Disclosure Schedule sets forth a list of all agreements or arrangements between or among the Company or any of its Continuing Subsidiaries, on the one hand, and any Harbor Global Entity, on the other hand, or to which the Company or any of its Continuing Subsidiaries, on the one hand, and any Harbor Global Entity, on the other hand, are parties. The Parent agrees that the Company shall be entitled, from time to time, to supplement Section 3.25(d) of the Disclosure Schedule to provide for intercompany services and subleases. If the Parent shall reasonably object to any such addition to Section 3.25(d) of the Disclosure Schedule, the Company shall use commercially reasonable efforts to implement alternatives not involving the Company or any Continuing Subsidiary as promptly as reasonably practicable and if such alternative cannot be implemented, the Company shall not implement the proposed arrangement with Harbor Global without the Parent's consent, which consent shall not unreasonably be withheld, conditioned or delayed.

                3.26 BANK OF ITALY REQUIREMENTS. As of the Effective Time, the Company and its Continuing Subsidiaries have or will implement prior to the Effective Time the systems necessary to comply with the requirements of the Bank of Italy regarding the activities of the Italian banking groups, a summary of which has previously been provided by the Parent to the Company.

                3.27 COMPANY'S KNOWLEDGE. For purposes of this Agreement and all certificates and other documents delivered in connection herewith, the term "Company's knowledge" or "Company's best knowledge" or similar phrases shall mean the knowledge of the Chief Executive Officer, President, Chief Financial Officer and General Counsel of the Company, PIM, PFD or PSC, which shall be deemed to include the knowledge that such person would have had if he or she had made reasonable inquiry.

                3.28 SCHEDULES AND EXHIBITS. Disclosure of any fact or item in the Disclosure Schedule (or any update thereto) shall be deemed to modify (a) only the corresponding section of this Agreement and (b) other sections of this Agreement to the extent it is reasonably clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that the disclosure is applicable to such other sections.

                3.29 NO IMPLIED REPRESENTATION. Notwithstanding anything contained in this Article 3 or any other provision of this Agreement, it is the explicit intent of the Parent and the Purchaser that the Company is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including, but not limited to, any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose as to any of the properties or assets of the business conducted by the Company and the Subsidiaries and, except as expressly represented in this Agreement, it is understood that the Parent and the Purchaser take such business, properties and assets on an "as is" and "where is" basis. It is understood that any cost estimates, projections, or other predictions contained or referred to in the Confidential Descriptive Memorandum, dated March 2000, distributed by the Financial Advisors, or, unless expressly provided otherwise in this Agreement, otherwise provided by the Company or the Financial Advisors, are not and shall not be deemed to be representations or warranties of the Company.

                                   ARTICLE 4
                               CONDUCT OF BUSINESS

                4.1 CONDUCT PRIOR TO EFFECTIVE TIME. Except as otherwise specifically set forth herein or as disclosed in the Disclosure Schedule, the Company covenants and agrees that, unless the Parent shall otherwise consent (which consent shall not be unreasonably withheld or delayed), prior to the Effective Time:

                    (a) The business of the Company and its Continuing Subsidiaries shall in all material respects be conducted only in, and the Company and its Continuing Subsidiaries shall not take any matter or action except in, the ordinary course of business, and the Company shall use commercially reasonable efforts, to maintain and preserve its and each Continuing Subsidiary's business organization, assets, employees and advantageous business relationships;

                    (b) Neither the Company nor any of its Continuing Subsidiaries shall directly or indirectly do any of the following (except as contemplated by this Agreement or the Distribution Agreement):

                        (i) other than upon exercise of Options outstanding on
            the date hereof pursuant to the Plans, the sale of Shares pursuant to the ESPP or the issuance of

            Shares pursuant to any deferred compensation arrangement, issue, sell, pledge, dispose of or encumber, or authorize, propose or agree to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable or exercisable for any shares of, capital stock of any class of the Company or any of its Continuing Subsidiaries or any other securities in respect of, in lieu of, or in substitution for Shares outstanding as of the date hereof;

                        (ii) sell, lease pledge or encumber any assets material
            to the Company and its Continuing Subsidiaries taken as a whole, except in the ordinary course of business;

                        (iii) amend its charter or by-laws or similar
            organizational documents;

                        (iv) split, combine or reclassify any shares of its
            capital stock or declare, set aside for payment or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than, with respect to dividends or distributions, cash dividends and distributions by a wholly-owned Subsidiary of the Company to the Company or to a Subsidiary all of the capital stock of which (other than directors' qualifying shares) is owned directly or indirectly by the Company;

                        (v) redeem, purchase or otherwise acquire or offer to
            redeem, purchase or otherwise acquire any of its capital stock or rights to acquire capital stock, except the repurchase by the Company of restricted common stock in accordance with the terms of the Plans;

                        (vi) except pursuant to Section 5.5, enter into an
            agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company;

                        (vii) except pursuant to Section 5.5, enter into an
            agreement with respect to the disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event (including, but not limited to, the sale or other disposition of any treasury stock (other than in connection with the issuance of Shares pursuant to any deferred compensation arrangement));

                        (viii) transfer the stock of any Continuing Subsidiary
            to any other Subsidiary or any assets or liabilities to any new or existing Subsidiary;

                        (ix) acquire (by merger, consolidation or acquisition of
            stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned Subsidiaries), property transfer or purchase of any property or assets of any other individual or entity (other than providing the initial capital of any investment company sponsored by a Continuing Subsidiary);

                        (x) other than in the ordinary course of business, incur
            any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances;

                        (xi) authorize, recommend or propose any material change
            in its capitalization;

                        (xii) change any assumption underlying, or method of
            calculating, any bad debt, contingency or other reserve;

                        (xiii) (A) revalue any assets of the Company or any of
            its Subsidiaries, other than reevaluations that are required in accordance with generally accepted accounting principles or for purposes of Section 244 of Delaware Law or (B) change or modify in any material respect any existing accounting principle, method or practice other than as required by generally accepted accounting principles;

                        (xiv) make any capital expenditure or commitment for
            which it is not contractually bound at the date hereof, except for capital expenditures or commitments not to exceed $2.5 million per year in the aggregate;

                        (xv) enter into any new Material Contract (other than in
            the ordinary course of business), or modify in any respect materially adverse to the Company or any of its Continuing Subsidiaries any existing Material Contract;

                        (xvi) settle any material actions, suits, proceedings or
            investigations other than any settlement which involves only the payment of damages in an amount less than $1 million and does not involve injunctive or other equitable relief; or

                        (xvii) authorize or propose any of the foregoing, or
            enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing.



                    (c) Notwithstanding the foregoing, the Company shall be permitted to, and shall use commercially reasonable efforts to, enter into an agreement to sell or otherwise dispose of, and sell or otherwise dispose of, the Company's interest in Pioneer Universal Pension Fund Company prior to the Effective Time. The Company shall consult with the Parent in structuring and carrying out the disposition of Pioneer Universal Pension Fund Company. In addition, notwithstanding the foregoing, the Company and the Parent shall cooperate in good faith regarding the status of Beijing Pioneer Zhong Investment Consulting Co., Ltd. as a Continuing Subsidiary and the Company shall use commercially reasonable efforts to effect any mutually acceptable arrangement regarding Beijing Pioneer Zhong Investment Consulting Co., Ltd.

                    (d) Neither the Company nor any of its Continuing Subsidiaries shall adopt or amend (except as may be required by law or under this Agreement) any bonus, profit sharing, compensation, stock option, stock purchase, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or former director, officer or employee or, except in the ordinary course of business, increase the compensation or fringe benefits of any employee or former director, officer or employee or pay any benefit not required by any existing plan, arrangement or agreement;

                    (e) Neither the Company nor any of its Continuing Subsidiaries shall take any action other than in the ordinary course of business with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                    (f) Neither the Company nor any of its Continuing Subsidiaries shall make any tax election or, except in the ordinary course of business, settle or compromise any federal, state, local or foreign tax liability; and

                    (g) Neither the Company nor any of its Continuing Subsidiaries shall agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article 3 hereof untrue or incorrect in any material respect, or would materially impair or prevent the occurrence of any condition in Article 6 hereof.

                4.2 COMMISSION FILINGS. The Company shall promptly provide the Parent (or its counsel) with copies of all filings made by the Company with the Commission or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The Parent and the Purchaser shall promptly provide the Company (or its counsel) with copies of all filings made by them with the Commission or any other state or federal Governmental Entity in connection with the Agreement and the transactions contemplated hereby.

                4.3 APPROVAL OF NEW FUND CONTRACTS. The Parent, Purchaser and the Company recognize that the transactions contemplated by this Agreement shall constitute an assignment and termination of certain of the Client Contracts, the Underwriting Agreement and the Rule 12b-1 Plans under the terms thereof and the Investment Company Act. The Parent, Purchaser and the Company agree to use commercially reasonable efforts and cooperate in obtaining as promptly as practicable such authorizations and approvals of the Boards of Directors or Trustees of the applicable Funds (including any separate approvals of disinterested directors or trustees) and/or the shareholders thereof, as may be required by the Investment Company Act, of new contracts, on substantially the same terms and conditions as the Client Contracts, Underwriting Agreement and the Rule 12b-1 Plans to be terminated (the "Fund Approvals"). The Parent and Purchaser agrees to provide such information, for provision to the Board of Directors or Trustees of one or more Funds ("Trustee Materials") or for inclusion in a proxy statement to the shareholders thereof, as may be required.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

                5.1 PREPARATION OF PROXY STATEMENT.

                    (a) The Company shall:

                        (i) (A) prepare, in cooperation with the Parent, the
            Proxy Statement and use its commercially reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement, and respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its Stockholders at the earliest practicable time following the execution of this Agreement and (B) except and to the extent otherwise permitted pursuant to Section 5.5 below, through its Board of Directors recommend approval and adoption of this Agreement and the Merger and use its commercially reasonable efforts to obtain the necessary approval of the Merger by its Stockholders at a Stockholders' meeting (the "Company Stockholders' Meeting") as promptly as practicable following the execution of this Agreement; and

                        (ii) if at any time prior to the Effective Time of the
            Merger any event shall occur which is required to be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly prepare and mail such an amendment or supplement.

                    (b) Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of the Company pursuant to Section 5.5, the Company agrees to hold the Company Stockholders' Meeting to submit the approval of and adoption of this Agreement and the Merger to Stockholders in accordance with the time period specified in Section 5.1.

                5.2 DISPOSITION OF THE SHARES. The Parent and the Purchaser shall not, and they shall cause their direct and indirect subsidiaries not to, sell, transfer, assign, encumber or otherwise dispose of the Shares beneficially owned by the Parent or the Purchaser or any director or indirect Subsidiary of the Parent or the Purchaser, as of the date of this Agreement, or acquired prior to the meeting of the Stockholders, if any is required, pursuant to which the Shares are voted with respect to the Merger; PROVIDED, HOWEVER, that this
Section 5.2 shall not apply to the sale, transfer, assignment, encumbrance or other disposition of any or all of such Shares in transactions involving solely the Parent, the Purchaser and/or one or more of their direct or indirect subsidiaries or in connection with any Qualified Acquisition Proposal (as defined in Section 5.5).

                5.3 FEES AND EXPENSES.

                    (a) Except as otherwise provided in this Section 5.3,
Section 7.5 or in the Distribution Agreement, each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement, and neither party may recover any such fees and expenses from the other party upon any termination of this Agreement. The Company agrees to bear all of the fees and expenses incurred by the Funds in connection with the transactions contemplated by the Agreement.

                    (b) The provisions contained in this Section 5.3 shall survive any termination of this Agreement.

                5.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing, including using commercially reasonable efforts: (A) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts as set forth on SCHEDULE 6.1(B) hereto;
(B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign laws or regulations as set forth on SCHEDULE 6.1(B) hereto; (C) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (D) to effect all necessary registrations and filings, including, but not limited to, filings under the Hart-Scott-Rodino Act and the EC Regulation and submissions of information requested by governmental authorities; (E) to obtain the approvals of the Bank of Italy as contemplated by Section 6.1(e) of this Agreement and the Board of Governors of the Federal Reserve System as contemplated by Section 6.1(f); and
(F) to fulfill all conditions to this Agreement. The Company will use such commercially reasonable efforts as the Parent shall request (at the expense of the Parent) to keep available to the Parent and the Surviving Corporation the present key officers and employees of the Company and its Continuing Subsidiaries and to preserve for the Parent and the Surviving Corporation the present relationships and good will of the Company and its Continuing Subsidiaries with their respective lenders, suppliers, customers and other third parties having business relations with them. For purposes of the foregoing, the obligation of the Company, the Parent and the Purchaser to use "commercially reasonable efforts" or "reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a modification of the terms of such documents, except as expressly contemplated hereby or to make any guaranty or monetary payment in consideration of such waiver, consent or approval.

                5.5 NO SOLICITATION.

                    (a) None of the Company or any of the Continuing Subsidiaries or any of their respective officers, directors, employees, representatives and agents (including, without limitation the Financial Advisors) shall, directly or indirectly, solicit, initiate, engage or participate in discussions or negotiations with, or provide any non-public information to, any corporation, partnership, person or other entity or group other than the Parent, the Purchaser or another affiliate of the Parent (a "Third Party") and other than in connection with this Agreement, concerning (or concerning the business of the Company or any Continuing Subsidiary in connection with) any tender offer for more than 20% of the Shares on a fully-diluted basis (in calculating the number of fully-diluted Shares for this purpose, only (A) Shares covered by Options, and (B) Shares reserved for issuance pursuant to the ESPP, being considered dilutive), exchange offer, merger, consolidation, sale of assets representing more than 20% of the total book value of all assets outside of the ordinary course of business, recapitalization, accumulation of Shares or proxy solicitation (other than as contemplated by this Agreement) or other business combination involving the Company or any Continuing Subsidiary (any such proposed tender offer, exchange offer, merger, consolidation, sale of material assets, recapitalization, accumulation of Shares or proxy solicitation or other business combination being referred to herein as "Acquisition Proposals"). Notwithstanding the foregoing, the

Company, its Continuing Subsidiaries, and their respective officers, directors, employees, representatives and agents (i) may, in the case of a Qualified Acquisition Proposal (as hereinafter defined), furnish or cause to be furnished information concerning the Company's and its Continuing Subsidiaries' businesses, properties or assets to a Third Party (subject to such Third Party executing a confidentiality agreement on terms no less favorable to the Company than those in the Confidentiality Agreement between the Parent and the Company dated March 23, 2000), (ii) may, in the case of a Qualified Acquisition Proposal only, enter into, participate in, conduct or engage in discussions or negotiations with such Third Party, (iii) may take any position with respect to an Acquisition Proposal in accordance with Rules 14a-9 and 14e-2 promulgated under the Exchange Act, and (iv) may, in the case of a Qualified Acquisition Proposal and in compliance with the provisions of clause (c) of this Section 5.5, enter into an agreement to consummate a Qualified Acquisition Proposal. As used herein, "Qualified Acquisition Proposal" means a bona fide, written Acquisition Proposal at a price per Share that the Company's Board of Directors (after consultation with a financial advisor of nationally recognized reputation) believes in good faith to be superior to the Cash Consideration and in the best interests of the Stockholders.

                    (b) The Company will promptly notify the Parent of, and will disclose to the Parent all material details of any Acquisition Proposal it receives (including, without limitation, the identity of the Third Party making such Acquisition Proposal). In the event that the Company furnishes any nonpublic information to any party other than the Parent, it shall simultaneously provide the Parent with copies of or access to all such information. Nothing in this paragraph (b) shall be construed as interfering with the Company's obligations to its Stockholders under Rule 14e-2 promulgated under the Exchange Act.

                    (c) Except as expressly permitted by this Section 5.5(c), neither the Company's Board of Directors nor any committee thereof shall or shall resolve to (i) not recommend or withdraw its approval or recommendation of the Merger, this Agreement or any of the transactions contemplated hereby, (ii) modify or qualify such approval or recommendation in a manner adverse to the Parent or the Purchaser, (iii) approve or recommend any proposed Acquisition Proposal or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to an Acquisition Proposal (or publicly propose to do any of the foregoing). Notwithstanding the foregoing, in the event that prior to the Company Stockholders' Meeting the Company's Board of Directors determines in good faith, after it has received a Qualified Acquisition Proposal and after consultation with outside counsel, that it must take such action to comply with its fiduciary duties to the Stockholders under applicable law, then the Company's Board of Directors may (subject to this sentence) take any of the actions contemplated by clauses (i), (ii), (iii) and (iv) of the preceding sentence (a "Subsequent Action"), but only (i) at a time that is after the fifth business day following delivery by the Company to the Parent of a written notice advising the Parent that the Company's Board of Directors has received a Qualified Acquisition Proposal specifying the material terms and conditions of such Qualified Acquisition Proposal, identifying the person making such Qualified Acquisition Proposal stating that it intends to make or take a Subsequent Action; (ii) if the Parent does not, within such five business days following delivery of such notice, offer to make such adjustments in the terms and conditions of this Agreement such that the Company's Board of Directors by majority vote determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be as favorable to the

Stockholders as such Qualified Acquisition Proposal; and (iii) if the Company has complied with this Section 5.5.

                    (d) The Company shall immediately cease and cause to be terminated any activities, discussions, or negotiations, existing on the date hereof, with any person with respect to any Acquisition Proposal, and will promptly request that each such person return or destroy all confidential information previously produced to that person by the Company or its Subsidiaries.

                5.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Parent, of (i) the obtaining by it of actual knowledge as to the matters set forth in clauses (x) and (y) of clause (ii) of this sentence, or (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur causes (x) any representation or warranty made by the Company and contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Company or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall be deemed to cure any breach or otherwise affect the representations or warranties of the Company or the conditions to the obligations of the parties hereunder. The Parent shall give prompt notice to the Company of (i) the obtaining by it of actual knowledge as to the matters set forth in clauses (x) and (y) of clause (ii) of this sentence, or (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur causes (x) any representation or warranty made by the Parent or the Purchaser contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Parent or the Purchaser, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall be deemed to cure any breach or otherwise affect the representations or warranties of the Parent or the Purchaser or the conditions to the obligations of the parties hereunder.

                5.7 ACCESS TO INFORMATION. Except as prohibited by confidentiality agreements to which the Company is a party or as restricted under applicable law, the Company shall, and shall cause its Continuing Subsidiaries, and the Company's and such Continuing Subsidiaries' respective officers, directors, employees and agents to, afford to the Parent and to the officers, employees and agents of the Parent complete access at all reasonable times, from the date hereof to the Effective Time, to the Company's and any Continuing Subsidiary's officers, employees, agents, properties, books, records and contracts, and shall furnish the Parent all financial, operating and other data and information as the Parent, through its officers, employees or agents, may reasonably request.

                5.8 INDEMNIFICATION AND INSURANCE. The Parent and the Purchaser agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of the employees, agents, directors or officers of the Company and its Continuing Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws in effect on the date hereof (copies of which have been provided to the Parent), shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; PROVIDED, HOWEVER, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Parent agrees to provide each individual who served as a director or officer of the Company or its Continuing Subsidiaries at any time prior to the Effective Time with liability insurance for a period of six years after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time; PROVIDED, HOWEVER, that the Parent may reduce the coverage and amount of liability insurance to the extent that the cost thereof would exceed 200% of the cost of any such insurance in effect immediately prior to the Effective Time. The Indemnified Parties shall be deemed third party beneficiaries of this provision and shall be entitled to bring actions to enforce the obligations of the Parent and the Purchaser under this Section 5.8.

                5.9 FAIR PRICE STRUCTURE. If any "fair price" or "control share acquisition" or "anti-takeover" statute, or other similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated hereby, the Company and the Company's Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

                5.10 CERTAIN POST-CLOSING FUND MATTERS. The Parent and Purchaser acknowledge that the sale of the Shares is intended to qualify for the treatment described in Section 15(f) of the Investment Company Act. In this regard, the Parent and Purchaser shall, and from and after the Effective Time shall cause the Company and each of its Continuing Subsidiaries to, (i) use all reasonable efforts to assure that, for a period of three years after the Effective Time, at least 75% of the Board of Directors or Trustees of each Fund or any permitted successor thereto are not "interested persons" of the Company, the Parent or the Purchaser, as that term is defined under applicable provisions of the Investment Company Act and interpreted by the Commission; such efforts to include causing any employee, officer, director or agent of the Company, the Parent or any affiliate of the Parent who shall be a director or trustee of any fund to resign when otherwise required to maintain such percentage, (ii) refrain from imposing or seeking to impose, for a period of two years after the Effective Time, any "unfair burden" on any Fund, within the meaning of the Investment Company Act, and (iii) to use all reasonable efforts to ensure that all vacancies in the Board of Directors or Trustees of any Fund shall be filled by a person who is not a "interested person" of the Parent or the Company and who has been selected and proposed for election by a majority of the Directors or Trustees who are not such interested persons.

                5.11 SEVERANCE AGREEMENTS. Simultaneously with the Merger, the Parent shall assume and agree to perform the Company's obligations under the severance benefit agreements (complete and accurate copies of which have been provided to the Parent) listed in the Disclosure Schedule.

                5.12 PARENT GUARANTY. The Parent hereby unconditionally guarantees the Purchaser's obligations under this Agreement and, if the Merger is consummated, the indemnification obligations set forth in Section 5.8, and agrees to be liable for any breach of this Agreement by the Purchaser (or a breach of Section 5.8).

                5.13 CONTINUATION OF EMPLOYMENT. The Parent shall give (or cause to be given) credit for past service for all purposes to the employees of the Company and its Continuing Subsidiaries (the "Business Employees"). Starting at the Effective Time, the Parent shall, for a period ending on the date twelve
(12) months after the Effective Time, provide (or cause to be provided) to each Business Employee who continues his or her employment after the Effective Time with total cash compensation (including base salary and bonus opportunity at least equal to those in effect on the date hereof) that is no less favorable in the aggregate to such employee's total cash compensation immediately prior to the Effective Time. Starting at the Effective Time, the Parent shall also, for a period ending on the date twelve (12) months after the Effective Time, maintain (or cause to be maintained) employee benefit plans, agreements, programs, policies and arrangements for the benefit of each such Business Employee that are no less favorable in the aggregate than the employee benefit plans in effect with respect to such Employees immediately prior to the Effective Time, other than employee benefit plans, agreements, programs, policies and arrangements providing for stock options, stock purchase rights, restricted stock or other employer stock-based compensation and other than any employer stock provisions of any qualified retirement plan maintained by the Company or any of its Continuing Subsidiaries. Nothing in this Section 5.13 shall prevent the Parent, the Surviving Corporation or its Continuing Subsidiaries from terminating the employment of any of the Business Employees at any time after the Effective Time. The Business Employees shall be deemed to be third party beneficiaries of this provision and shall be entitled to bring action to enforce the obligations of the Parent and the Purchaser under this Section 5.13.

                5.14 INCORPORATION OF THE PURCHASER. The Parent shall incorporate the Purchaser as a Delaware corporation promptly after the date hereof and cause the Purchaser to make the representations, warranties, covenants and agreements and to assume the obligations hereunder of the Purchaser; PROVIDED, HOWEVER, that if the Parent is prohibited under Applicable Laws from incorporating the Purchaser prior to the Effective Time, then either
(i) the Parent may designate in writing to the Company an existing direct or indirect wholly-owned subsidiary of the Parent to be the Purchaser and shall cause such subsidiary to make the representations, warranties, covenants and agreements and to assume the obligations hereunder of the Purchaser or (ii) the Parent shall be deemed to have agreed to have made the representations, warranties, covenants and agreements and to have assumed the obligations hereunder of the Purchaser.

                                   ARTICLE 6
                                   CONDITIONS

                6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

                    (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the Stockholders required by the Delaware Law and the Company's Certificate of Incorporation;

                    (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act and the EC Regulation shall have expired or been terminated and the Company or the Parent shall have received the consents or approvals, if any, listed on SECTION 6.1(B) of the Disclosure Schedule;

                    (c) the Distribution (as defined in Section 8.2 below) shall have been completed and the Company and Harbor Global shall have performed all obligations and complied with all covenants set forth in Article 8;

                    (d) no preliminary or permanent injunction or other order, decree or ruling issued by (nor shall any proceeding brought by any governmental authority seeking any of the foregoing be pending before) a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would make the acquisition or holding by the Parent or its subsidiaries of the Shares or shares of common stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger; provided, that the party seeking to assert this condition shall have complied with its obligations under Section 5.4 of this Agreement;

                    (e) this Agreement and the Merger shall have been approved by the Bank of Italy in compliance with applicable provisions of the Italian Banking Act (Decree of the President of Italy no. 385 of 1993) and the regulations of the Bank of Italy for the implementation thereof; and

                    (f) either (i) the Parent shall have qualified as a "Financial Holding Company" under the BHCA or (ii) the Merger shall have been approved by the Board of Governors of the Federal Reserve System under the BHCA.

                6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to fulfillment (or waiver by the Company) of the following conditions:

                    (a) The representations and warranties of the Parent and the Purchaser contained herein shall be true and correct in all respects (without giving effect to any references to material adverse effect contained in any specific representation or warranty) as of the Effective Time with the same effect as though made as of the Effective Time except (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where any such failure of the representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have material adverse effect on the Parent or the Purchaser;

                    (b) The Parent and the Purchaser shall each have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

                    (c) The Parent and the Purchaser shall each have delivered to the Company a certificate, dated the Effective Time and signed by a duly authorized officer to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.2 is satisfied in all respects.

                    (d) The Purchaser shall have been incorporated and assumed its obligations under this Agreement pursuant to Section 5.14.

                6.3 CONDITIONS TO OBLIGATION OF THE PARENT AND THE PURCHASER TO EFFECT THE MERGER. The obligation of the Parent and the Purchaser to effect the Merger is further subject to the fulfillment (or waiver by the Parent and the Purchaser) of the following conditions:

                    (a) (i) The representations and warranties of the Company contained herein (other than in Section 3.25) shall be true and correct in all respects (without giving effect to any references to Company Material Adverse Effect contained in any specific representation or warranty) and (ii) the representations and warranties of the Company contained in Section 3.25 shall be true and correct in all material respects, in the cases of the clauses (i) and
(ii), as of the Effective Time with the same effect as though made as of the Effective Time, except (X) for changes specifically permitted by the terms of this Agreement, (Y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (Z) only in the case of clause (i), where any such failure of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; PROVIDED, HOWEVER, that this clause
(Z) shall not be applicable if the Parent shall prove, by clear and convincing evidence, that the failure of such representations and warranties to be true and correct in all material respects resulted directly from the intentional fraudulent conduct of the persons to whom the knowledge of the Company is imputed under this Agreement;

                    (b) The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

                    (c) The Company shall have delivered to the Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.3 is satisfied in all material respects.

                    (d) The number of Dissenting Shares shall not equal more than 15% of the total of the outstanding Shares;

                    (e) The proposals to be acted upon at the special meetings of shareholders of the Funds in connection with the approvals described in
Section 4.3 shall have received affirmative votes sufficient for their adoption by Funds representing at least 92.5% of the assets of all Funds at the Effective Time; and

                    (f) The Company shall have obtained in writing all consents, waivers, or approvals, necessary to provide that the consummation of the Merger does not constitute a default under, or effect of give rise to a right of termination of each of the Material Contracts identified in SECTION 6.3(F) of the Disclosure Schedule.

                                   ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

                7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the Stockholders, as follows:

                    (a) by mutual written consent duly authorized by the Boards of Directors of each of the Purchaser and the Company; or

                    (b) by either the Parent or the Company if (i) the Effective Time shall not have occurred on or before February 15, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) if there shall be any order which is final and nonappealable preventing the consummation of the Merger;

                    (c) by the Parent if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the Stockholders an Acquisition Proposal or shall have resolved to do so or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its Stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its Stockholders);

                    (d) by either the Parent or the Company if this Agreement shall fail to receive the requisite vote for approval at of the Stockholders at a Company Stockholders' Meeting (or an adjournment thereof);

                    (e) by the Parent upon a breach of any representation or warranty or material covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) and Section 6.3(b) would not be satisfied ("Terminating Company Breach"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts and for so long as the Company continues to exercise such commercially reasonable efforts, the Parent may not terminate this Agreement under this Section 7.1(e); or

                    (f) by the Company upon a breach of any representation or warranty or material covenant or agreement on the part of the Parent and the Purchaser set forth in this Agreement, or if any representation or warranty of the Parent and the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) and Section 6.2(b) would not be satisfied ("Terminating Parent Breach"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by the Parent and the Purchaser through the exercise of their respective commercially reasonable efforts and for so long as the Parent or the Purchaser continue to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(f).

                7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in this Agreement (except as otherwise specifically provided) shall forthwith terminate and be of no further force or effect, and there shall be no liability on the part of the Parent, the Purchaser or the Company hereunder; provided that the foregoing shall not relieve any party for liability for damages actually incurred as a result of any breach of this Agreement. Notwithstanding any other provision contained in this Agreement to the contrary, the Confidentiality Agreement shall survive the termination of this Agreement for any reason.

                7.3 AMENDMENT. This Agreement may not be amended except by action of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; PROVIDED, HOWEVER, that if this Agreement and the Merger are subject to Stockholder approval then, after approval of the Merger by the Stockholders, no amendment may be made without the further approval of the Stockholders which would do any of the following: (i) reduce the Cash Consideration or change the form thereof; or (ii) change any other terms and conditions of this Agreement if any of the changes, alone or in the aggregate, would materially adversely affect the Stockholders (other than the Parent and its affiliates).

                7.4 WAIVER. At any time prior to the Effective Time, whether before or after any special meeting of the Stockholders to vote on the Merger, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the proviso contained in Section 7.3, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                7.5 EXPENSES; TERMINATION FEE.

                    (a) If this Agreement is terminated by the Parent pursuant to Section 7.1(e) or by the Company pursuant to Section 7.1(f), then the party terminating this Agreement shall be entitled to reimbursement by the other party of all reasonable costs and expenses (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) incurred by it in connection with this Agreement and the transactions contemplated hereby.

                    (b) If this Agreement is terminated by (i) the Parent pursuant to Section 7.1(c) or (ii) either the Company or the Purchaser pursuant to Section 7.1(d) and the Company enters into, prior to the first anniversary of such date of termination, a definitive agreement with respect to the sale of the Company and such sale is consummated prior to the 18-month anniversary of such date of termination (a "Subsequent Sale"), then, in the case of clause (i) or
(ii), the Company shall pay the Parent promptly (but in no event later than three business days after the termination of this Agreement in the case of clause (i) or the closing of the Subsequent Sale in the case of clause (ii)) a fee of $37.5 million (the "Fee"), which amount shall be payable in immediately available funds. In addition, upon the termination of this Agreement pursuant to Section 7.1(c) or upon the closing of a Subsequent Sale, the Company shall reimburse the Parent for all reasonable costs and expenses (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) incurred by the Parent in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $7.5 million.

                    (c) In the event that the Company shall fail to pay the Fee when due, the Company shall reimburse the Parent and the Purchaser for the costs and expenses actually incurred or accrued by each of them (including, without limitation, fees and reasonable expenses of counsel) in connection with the collection under and enforcement of this Section 7.5, together with interest on such unpaid Fee, commencing on the date that the Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's base rate.

                    (d) This Section 7.5 shall survive any termination of this Agreement.

                                   ARTICLE 8
                                  HARBOR GLOBAL

                8.1 FORMATION OF HARBOR GLOBAL. As promptly as practicable after the date of this Agreement, the Company shall form Harbor Global Company Ltd. as a Bermuda limited duration company ("Harbor Global"). Prior to the Effective Time, the Company and Harbor Global shall have entered into the Distribution Agreement substantially in the form of agreement attached hereto as EXHIBIT A (the "Distribution Agreement") and the Tax Separation Agreement substantially in the form of agreement attached hereto as EXHIBIT B (the "Tax Separation Agreement"), or with such other changes thereto as to which the Parent shall consent (such consent not to be unreasonably withheld, conditioned or delayed).

                8.2 CERTAIN AGREEMENTS WITH RESPECT TO HARBOR GLOBAL.

                    (a) Prior to the Effective Time, the Company shall take all actions as are reasonably necessary under the Securities Act, the Exchange Act and the laws of the jurisdiction of Harbor Global's organization to permit the distribution by the Company of the beneficial interests (the "Harbor Global Interests") in Harbor Global to the Stockholders (the "Distribution").

                    (b) Prior to the Effective Time, the Company shall cause Pioneer Goldfields II Limited to use its commercially reasonable efforts to obtain the release of the Company from liabilities of any kind (including, without limitation, contingent liabilities under any indemnification arrangements) of Pioneer Goldfields II Limited under the Purchase Agreement dated May 11, 2000 among the Company, Pioneer Goldfields II Limited, Ashanti Goldfields Company Limited and Ashanti Goldfields Teberebie Limited.

                    (c) The Company shall consult with the Parent in structuring and carrying out the Distribution and provide the Parent with reasonable opportunity to review and comment on any filings made under the Securities Act, the Exchange Act or any applicable law, and the Company and the Parent will use commercially reasonable efforts to agree on such matters. The Company will, at such times as the Parent shall reasonably request, advise the Parent of the cost incurred or expected to be incurred by the Company in connection with the formation of Harbor Global and the Distribution and will consult with the Parent regarding the amount and nature of such expenses.

                8.3 DISTRIBUTION OF THE HARBOR GLOBAL INTERESTS. Prior to the Effective Time, the Board of Directors of the Company shall declare a distribution to the Stockholders of all of the Company's interest in Harbor Global, such distribution to be payable to the Stockholders pro rata on the basis of the number of Shares held by such Stockholder to the total number of Shares issued and outstanding at the time of such distribution. The record date for such distribution shall be the time immediately prior to the Effective Time. The Parent and the Purchaser acknowledge that this distribution (the "Distribution") will be made to the Stockholders immediately prior to the Effective Time and shall not reduce or otherwise affect the Cash Consideration.

                                   ARTICLE 9
                               GENERAL PROVISIONS

                9.1 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Article 7, and subject to the provisions of Article 6 hereof, the closing of the Merger pursuant to this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, as soon as practicable following the meeting of the Stockholders or other Stockholder action referred to in Section 5.1 hereof, or at such other place, time and date as the parties may mutually agree. The date and time of such Closing are hereinafter referred to as the "Closing Date."

                9.2 PUBLICITY. So long as this Agreement is in effect, except as such party required by applicable law or applicable national stock exchange, Commission or NASD requirements, neither the Company nor the Parent shall, nor shall either permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been fully given if (i) delivered personally, (ii) sent by certified or registered mail, return receipt requested, (iii) sent by overnight courier for delivery on the next business day or (iv) sent by confirmed telecopy, provided that a hard copy of all such telecopied materials is thereafter sent within 24 hours in the manner described in clauses (i), (ii) or (iii), to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

             (a) If to the Parent or the Purchaser:

                                    UniCredito Italianio S.p.A.
                                    Piazza Cordusio
                                    Milan, Italy


             Attention:             Pietro Modiano, Head of Finance
             Telecopy No.:          (011) (3902) 876-309

             and                    EuroPlus SGR S.p.A.
                                    Via Turati
                                    Milan, Italy


             Attention:             Fabio Innocenzi, Chief Executive Officer,
                                    EuroPlus SGR S.p.A.

             Telecopy No.:          (011) (3902) 623-8309

             ith copies to:         Shearman & Sterling
                                    801 Pennsylvania Avenue, N.W.
                                    Washington, D.C.  20004

             Attention:             Barry P. Barbash, Esq.

             Telecopy No.:          (202) 508-8100

             and                    NCTM-Negri-Clementi, Toffoletto, Montironi &
                                             Soci Studio Legale Associato
                                    Via Monte Napoleone, 12
                                    20121 Milan, Italy

             Attention:             Avv. Pietro Caliceti

             Telecopy No.:          (011) (3902) 783-091

             (b) If to the Company:

                                    The Pioneer Group, Inc.
                                    60 State Street
                                    Boston, Massachusetts  02109

             Attention:             Robert P. Nault, Esq.

             Telecopy No.:          (617) 422-4293
             with a copy to:        Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109

             Attention:             Joseph P. Barri, Esq.

             Telecopy No.:          (617) 526-5000

         Notices provided in accordance with this Section 9.3 shall be deemed delivered (i) on the date of personal delivery, (ii) four business days after deposit in the mail, (iii) one business day after delivery to an overnight courier, or (iv) on the date of confirmation of the telecopy transmission, as the case may be.

                9.4 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of the Parent, the Purchaser or the Company, the word "subsidiary" or "subsidiaries" means any corporation more than 50% of whose outstanding voting securities, or partnership, joint venture or other entity more than 50% of whose total equity interests are, directly or indirectly, owned by the Parent or the Company, as the case may be; and the word "affiliates" shall have the meaning assigned to such term under Rule 405 of the Securities Act. For purposes of this Agreement, the Company shall not be deemed to be an affiliate or subsidiary of the Purchaser or the Parent. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in the Disclosure Schedule does not constitute an admission or acknowledgment of the materiality of such information.

                9.5 REPRESENTATIONS AND WARRANTIES; ETC. The representations and warranties of the Company contained herein (other than the representations or warranties contained in Section 3.25 which shall survive the consummation of the Merger) shall expire with, and be terminated and extinguished upon, consummation of the Merger. This Section 9.5 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

                9.6 MISCELLANEOUS.

                    (a) This Agreement together with the Confidentiality Agreement between the Parent and the Company dated March 23, 2000 constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement (i) is not intended to confer upon any other person any rights or remedies hereunder, create any agreement of employment with any person or otherwise (except for Section 5.8 and 5.13) create any third-party beneficiary hereto; (ii) shall not be assigned, except that the Purchaser may assign its rights and obligations to one or more direct or indirect wholly-owned subsidiaries of the Parent which in a written instrument shall make all the representations and warranties of the Purchaser set forth herein and shall agree to assume all of the Purchaser's obligations hereunder and be bound by all of the terms and conditions of this Agreement; provided, however, that no such assignment shall relieve the Parent or the Purchaser of its obligations hereunder; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of State of Delaware, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

                    (b) The Parent and the Purchaser hereby irrevocably and unconditionally consent to submit to the jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the Parent and the Purchaser agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by United States registered mail to the respective addresses set forth in Section 9.3 shall be effective service of process for any action, suit or proceeding brought against the Parent or the Purchaser in any such court. The Parent and the Purchaser hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                9.7 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Parent, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    UNICREDITO ITALIANO S.P.A.

                                    By:    /s/ Pietro Modiano
                                          ---------------------------------

                                    Name:  Pietro Modiano
                                          ---------------------------------

                                    Title: Head of Finance
                                          ---------------------------------



                                    THE PIONEER GROUP, INC.

                                    By:    /s/ John F. Cogan, Jr.
                                          ---------------------------------

                                    Name:  John F. Cogan, Jr.
                                          ---------------------------------

                                    Title: Chairman, President and Chief
                                          ---------------------------------
                                             Executive Officer
                                          ---------------------------------








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